NEWS RELEASE
5847 San Felipe, Suite 3300• Houston, Texas 77057 • (713) 789-1400

FOR IMMEDIATE RELEASE	Contact:	Steven D. Oldham
Louis A. Raspino
(713) 789-1400

Pride International Reports First Quarter Results

     Houston, Texas, April 30, 2004 - Pride International, Inc. (NYSE: PDE) reported a net loss for the first quarter of 2004 of $6,765,000, or $.05 per share, on revenues of $433,565,000. Excluding construction project losses, net earnings would have been $3,795,000, or $.03 per share.1 For the same period in 2003, Pride reported net earnings of $3,980,000, or $.03 per share, on revenues of $395,421,000.

     Results for the Company’s drilling and E&P services operations were generally improved over the prior quarter and the first quarter of 2003. The Company’s Western Hemisphere division improved sequentially, as the Pride South Atlantic semisubmersible, located in Brazil, commenced operations under a new contract in January. The rig was idle during the fourth quarter of 2003. Results for Mexico operations increased due to a full quarter’s utilization of two jackups and a semisubmersible that commenced contracts with Petroleos Mexicanos S.A. during the previous quarter.

     In the U.S. Gulf of Mexico, results for the quarter were level with the fourth quarter of 2003.

     Segment profit for the Eastern Hemisphere was essentially unchanged from the fourth quarter of 2003 and the prior year quarter.

     Results from our Latin America Land and E&P Services divisions improved over the fourth quarter of 2003, primarily due to an increase in utilization and lower operating expenses. The operating land rig count in South America, currently 192 rigs, is the highest level in the Company’s history. We increased rig count in Argentina and Venezuela, activating five rigs collectively during the first quarter of 2004.

     As previously disclosed, the Company has encountered significant challenges in connection with the construction of four deepwater platform rigs on behalf of two customers. During the first quarter of 2004, the Company reported additional losses related to these construction projects of approximately $10.6 million, net of estimated taxes.

     The construction losses recorded in the first quarter are principally attributable to additional provisions for the costs of settling certain commercial disputes and, to a lesser extent,

[1] See Exhibit A.

higher commissioning costs and revised estimates for other cost items. The Company is continuing to evaluate the loss provisions at this time, and accordingly, the final amount of such provisions recorded in the first quarter could differ from the amounts included in these results. The three rigs still under construction are at an advanced stage of mechanical completion, with one rig scheduled to be completed and delivered from the shipyard in early May, and the other two rigs scheduled to be completed and delivered by mid-July 2004.

     The Company has reorganized its segment reporting to conform to its new operating management structure. The operating divisions are now Eastern Hemisphere, Western Hemisphere, U.S. Gulf of Mexico, Latin America Land, E&P Services and Technical Services. The reclassified results of previous reporting periods not listed in this release are available on Pride’s corporate web site at www.prideinternational.com.

     Pride will host a conference call at 9:00 a.m. central time on Friday, April 30, 2004, to further discuss earnings for the quarter, recent events and management’s operational outlook. Individuals who wish to participate in the conference call may do so by dialing (877) 915-2768 in the United States or (712) 257-0021, outside of the United States. The conference leader will be Paul Bragg, Chief Executive Officer of Pride, and the password is “Pride.” In addition, the conference call will be broadcast live, on a listen-only basis, over the Internet at http://www.firstcallevents.com/service/ajwz405677931gf12.html. A replay of the conference call, as well as an update of the contract status of the Company’s rig fleet, historical financial statements and segment information and supplemental operating statistics, will be available on Pride’s corporate web site.

     Pride International, Inc., headquartered in Houston, Texas, is one of the world’s largest drilling contractors. The Company provides onshore and offshore drilling and related services in more than 30 countries, operating a diverse fleet of 332 rigs, including two ultra-deepwater drillships, 11 semisubmersible rigs, 35 jackup rigs, and 29 tender-assisted, barge and platform rigs, as well as 254 land rigs.

     The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements, including statements relating to expected losses and delivery schedule for rigs under construction, are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

PRIDE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2004	2003[1]
Revenues	$433,565	$395,421
Cost of sales and services, excluding depreciation and amortization	310,492	259,520
Depreciation and amortization	66,337	61,742
General and administrative, excluding depreciation and amortization	26,989	23,745

Earnings from operations	29,747	50,414

Other income (expense)
Interest expense	(30,587)	(34,678)
Interest income	307	254
Other expense, net	(1,306)	(3,264)

Total other expense, net	(31,586)	(37,688)

Earnings (loss) before income taxes and minority interest	(1,839)	12,726
Income tax provision (benefit)	(1,011)	3,485
Minority interest	5,937	5,261

Net earnings (loss)	$(6,765)	$3,980

Net earnings (loss) per share
Basic	$(0.05)	$0.03
Diluted	$(0.05)	$0.03
Weighted average shares outstanding
Basic	135,542	134,131
Diluted	135,542	134,840

[1] The three months ended March 31, 2003 have been restated to reflect the retroactive adoption of FIN 46R, Consolidation of Variable Interest Entities.

PRIDE INTERNATIONAL, INC.
RESULTS BY OPERATING SEGMENT
(in thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2004	2003[1]
Revenues
Eastern Hemisphere	$142,971	$142,150
Western Hemisphere	109,161	85,252
U.S. Gulf of Mexico	27,020	18,242
Latin America Land	88,960	73,099
E&P Services	34,224	24,637
Technical Services	31,229	52,041

Total	$433,565	$395,421

Costs of Sales and Services
Eastern Hemisphere	$75,487	$72,599
Western Hemisphere	66,490	42,806
U.S. Gulf of Mexico	23,370	22,895
Latin America Land	67,720	50,724
E&P Services	25,065	18,091
Technical Services	52,360	52,405

Total	$310,492	$259,520

Segment Profit (Loss)
Eastern Hemisphere	$67,484	$69,551
Western Hemisphere	42,671	42,446
U.S. Gulf of Mexico	3,650	(4,653)
Latin America Land	21,240	22,375
E&P Services	9,159	6,546
Technical Services	(21,131)	(364)

Total	$123,073	$135,901

Days Worked
Eastern Hemisphere	2,184	2,160
Western Hemisphere	2,268	1,851
U.S. Gulf of Mexico	1,062	747
Latin America Land	15,566	14,724
Utilization
Eastern Hemisphere	77%	66%
Western Hemisphere	86%	71%
U.S. Gulf of Mexico	38%	27%
Latin America Land	74%	82%

[1] The three months ended March 31, 2003 have been restated to reflect the retroactive adoption of FIN 46R, Consolidation of Variable Interest Entities.

PRIDE INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands)
(Unaudited)

	March 31,	December 31,
	2004	2003
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,912	$69,134
Restricted cash	42,888	38,840
Trade receivables, net	362,899	371,510
Parts and supplies, net	76,154	73,763
Deferred income taxes	3,380	3,371
Other current assets	173,876	170,306

Total current assets	700,109	726,924

PROPERTY AND EQUIPMENT, net	3,408,199	3,446,331

OTHER ASSETS
Investments in and advances to affiliates	35,771	33,984
Goodwill, net	68,651	69,014
Other assets, net	96,087	102,177

Total other assets	200,509	205,175

	$4,308,817	$4,378,430

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$147,774	$163,707
Accrued expenses	268,078	261,055
Short-term borrowings	58,411	27,555
Current portion of long-term debt	190,088	188,737
Current portion of long-term lease obligations	5,319	2,749

Total current liabilities	669,670	643,803

OTHER LONG-TERM LIABILITIES	48,365	54,423
LONG-TERM DEBT, net of current portion	1,731,681	1,805,099
LONG-TERM LEASE OBLIGATIONS, net of current portion	6,743	9,979
DEFERRED INCOME TAXES	44,891	59,378
MINORITY INTEREST	108,906	102,969
STOCKHOLDERS’ EQUITY	1,698,561	1,702,779

	$4,308,817	$4,378,430

EXHIBIT A

PRIDE INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
ADJUSTED TO EXCLUDE RIG CONSTRUCTION PROJECTS
FOR THE THREE MONTHS ENDED MARCH 31, 2004
(in thousands, except share, per share and % amounts)
(Unaudited)

		Less
	As	Construction	As
	Reported	Projects	Adjusted
Revenues
Services	$403,675	$—	$403,675
Sales	29,890	(29,890)	—

Total	433,565	(29,890)	403,675
Costs of sales and services, excluding depreciation and amortization
Services	259,299	—	259,299
Sales	51,193	51,193	—

Total	310,492	(51,193)	259,299

Depreciation and amortization	66,337	—	66,337
General and administrative, excluding depreciation and amortization	26,989	—	26,989

Earnings from operations	29,747	21,303	51,050
Other income (expense)
Interest expense	(30,587)	—	(30,587)
Interest income	307	—	307
Other expense, net	(1,306)	—	(1,306)

Total other expense, net	(31,586)	—	(31,586)
Earnings (loss) before income taxes and minority interest	(1,839)	21,303	19,464
Income tax provision (benefit)	(1,011)	10,743	9,732
Minority interest	5,937	—	5,937

Net earnings (loss)	$(6,765)	$10,560	$3,795

Net earnings (loss) per share
Basic	$(0.05)	$0.08	$0.03
Diluted	$(0.05)	$0.08	$0.03
Weighted average shares outstanding
Basic	135,542	135,542	135,542
Diluted	135,542	138,129	138,129